                                                                   EXHIBIT 10.21

                                LEASE AGREEMENT



                                    between



                          NORTH HILLS PROPERTIES, INC.



                                    Landlord



                                      And



                        ENACT HEALTH MANAGEMENT SYSTEMS



                                     Tenant



                               MacGregor Village
                         107 Edinburgh South, Suite 203
                          Cary, North Carolina  27511



                                     Dated:

STATE OF NORTH CAROLINA                                          LEASE AGREEMENT
COUNTY OF WAKE


     THIS LEASE AGREEMENT is made, entered into and effective as of October 23, 1995 by and between NORTH HILLS PROPERTIES, INC., a North Carolina corporation ("Landlord"), and ENACT Health Management Systems, a California corporation, ("Tenant").


WITNESETH:

     1. PREMISES. The Landlord hereby leases to Tenant and Tenant hereby hires and takes from Landlord that space shown on the floor plan attached to this Lease as Exhibit A (hereinafter called the "premises"), consisting of approximately 1935 square feet of net rentable area on the second floor of the building Suite 203 constructed or to be constructed by the Landlord (hereinafter called the "building") on the parcel of land described on attached Exhibit B (hereinafter called the "land"), located in the City of Cary, state of North Carolina, together with the right to the use of and benefit from, in common with others, the areas of the building intended for the general common use and benefit of all tenants of the building (hereinafter called the "common area").

     2. USE. The premises shall be used and occupied by Tenant solely for the purpose of general office use and all other uses incidental and related thereto. Tenant shall occupy the premises and conduct its business in a lawful manner and will not create any nuisance or otherwise interfere with, annoy or disturb any other Tenant in its normal business operations or the Landlord in its management of the building. Tenant shall not use the building in any manner which could cause an increase in the insurance cost on the building. Tenant shall abide by and observe all rules and regulations promulgated from time to time by Landlord for the operation, safety, security and maintenance of the building.

     3. LEASE TERM. The term of this Lease shall be three (3) years, and shall commence on the date ("commencement date") which shall be the earlier of
(i) the date the premises are ready for occupancy as determined under paragraph 4 of this Lease or (ii) the date upon which Tenant or anyone claiming under or through the Tenant first occupies any part of the premises for any purpose other than preparing the premises for Tenant's initial occupancy.

     4. PREPARATION FOR OCCUPANCY. Prior to commencement of the term Landlord, at its own cost and expense, shall prepare the premises for occupancy by Tenant by performing the work described on attached Exhibit C (hereinafter called "Landlord's Work"). Landlord's Work shall be completed in a good and workmanlike manner and shall comply with federal, state and local laws. Upon substantial completion of Landlord's Work (or delivery of a certificate of occupancy), Tenant agrees to accept the premises and execute an appropriate amendment to this Lease setting forth the commencement date of the term hereof. Landlord will use its best efforts to make premises available for occupancy on November 1, 1995.

     5.   RENT.

     (a) Basic Rent. Tenant shall pay to Landlord, without any deduction or set-off whatsoever, an annual rental ("basic rent") at the rate of $25,155.00 ($2,096.25/month) per annum, payable in twelve equal monthly installments in advance on the first day of each calendar month, beginning with the first day of the calendar month immediately following the commencement date. Basic rent for any period less than one calendar month shall be apportioned on the basis of the number of days in that month. Basic rent for the period from the commencement date to the first day of the next succeeding calendar month shall be paid on the commencement date. In addition to such remedies as may be available to Landlord at law or under this Lease, the Landlord shall be entitled to a late charge of five percent (5%) of the amount of the monthly installment of basic rent if not received by Landlord by the fifth day of the month.

     (b) Increase in Basic Rent. Basic Rent for subsequent lease years shall be payable as follows:

          Lease Year 2: $26,122.50 per annum; $2,176.85 per month Lease Year 3: $27,090.60 per annum; $2,257.50 per month

     6. TAXES. Landlord shall pay all real estate taxes, assessments and other governmental charges which shall be levied or assessed or which become liens upon the land or building.

     8. MAINTENANCE AND REPAIRS. Tenant shall, at its sole cost and expense, take good care of the premises and Landlord's fixtures and appurtenances therein. Tenant shall be responsible for any damage to the premises caused by Tenant's occupation thereof, normal wear expected. Landlord shall perform all maintenance and make all repairs and replacements to the parking facility, common areas of the building and building service systems of every kind and nature now or hereafter attached to or used in connection with the operation of the building, including but not limited to, plumbing, sprinkler, HVAC, and elevators.

     9. LANDLORD'S SERVICES. Landlord shall, at its sole cost and expense, subject to section 5 (c) herein, furnish to Tenant the following services, supplies and facilities:

     (a)  Elevator service (if applicable).

     (d) Vermin extermination and repair and replacement of any property damaged by vermin.

     (e) General security for the building not including security personnel or a building security system other than non-electric door key locks.

     10. ALTERATIONS AND IMPROVEMENTS. Tenant shall not make or allow to be made any alterations or physical addition in or to the premises without the prior written consent of Landlord. Any alterations, physical additions or improvements to the premises made by the Tenant shall at once become the property of the Landlord and shall be surrendered to Landlord upon termination of this Lease. Landlord, at its option, may require Tenant to remove any physical additions and/or repair any alterations in order to restore the premises to the condition existing at the time Tenant took possession, all costs of removal and/or alterations to be borne by Tenant. Upon the expiration or earlier termination of this Lease, Tenant will peaceably yield up to Landlord the premises in good order and condition, ordinary wear and tear excepted. Tenant shall repair all damage to the premises and to the building caused by removal of its furniture, equipment and machinery.

     11. UTILITIES/JANITORIAL SERVICES. Tenant shall be responsible for arranging, and shall be responsible for direct payment, of all utilities to the premises and the interior and exterior glass and window cleaning, and janitorial services for the premises.

     12. INSPECTION. The Landlord shall, upon advance oral notice to the Tenant (except in an emergency), have the right at all reasonable times during business hours to inspect the premises and show the same to prospective mortgagees and/or to prospective tenants and, at all times to make repairs or replacements as required by this Lease or as may be necessary.

     13. CASUALTY. If any portion of the premises or common areas is damaged by fire or other casualty, and the damaged property can, in the Landlord's opinion, be repaired within ninety (90) days from the date of damage, the Landlord shall proceed to repair the damage. This Lease shall not terminate, but Tenant shall be entitled to a proportionate abatement of rent and additional rents payable during the period commencing on the date of the damage and ending on the date the damaged property is repaired and the premises are delivered to Tenant. For purposes of this paragraph, rental abatement shall be based upon the portion of the premises rendered untenantable during the period Landlord is making repairs. If in the Landlord's opinion the damaged property cannot be repaired within ninety (90) days from the date of the damage, either party may terminate this Lease (by notice to the other within twenty (20) days form the date on which the Landlord's opinion is delivered to Tenant. In the event of termination under this paragraph, this lease and the term hereof shall terminate on the date of the notice and rent and additional rents shall be apportioned as of the date of the damage.)

     14. INSURANCE. Landlord shall at all times during the term of this Lease maintain a policy or policies of fire, extended coverage or similar casualty insurance covering the building against loss, damage or destruction in an amount equal to ninety percent (90%) of the full replacement cost of the building structure and its improvements as of the date of loss (exclusive of architectural and engineering fees, excavation, footings and foundations); provided, that Landlord shall not be required in any way or manner to insure any personal property of Tenant or which Tenant may have upon or within the Premises or any fixtures installed by or paid for by Tenant upon or within the premises. Landlord and Tenant each hereby waives its right of recovery against the other and each releases the other from any claim arising out of loss, damage or destruction to the building, premises or contents tehreon or therein, to the extent its respective property is covered by a policy of insurance, whether such loss, damage or distruction may be attributable to the negligence of either party or its respective agent, visitor, contractor, servant or employee. Each policy shall include a waiver of the insurer's rights of subrogation against the party thereto who is not the insured under said policy.

Tenant shall at al times during the term hereof maintain general public liability insurance covering injury to persons or damage to property in or about the Premises, insuring Landlord and Tenant, in coverage amounts not less than $1,000,000 for bodily injury or death and not less than $100,000 for property damage. The foregoing notwithstanding, Tenant agrees to indemnify and hold harmless Landlord from and against any loss or liability resulting from Tenant's use and occupancy of the premises during the term hereof.

     15. CONDEMNATION. If at any time during the term hereof the entire building shall be taken for any public or quasi-public use, under any statute, or by right of eminent domain, this Lease shall terminate on the date title to the building is transferred to the applicable governmental authority. If less than all of the building shall be taken and the portion taken does not include all of the premises, this Lease shall remain unaffected, except that the Tenant shall be entitled to a pro rata abatement of rent and additional rents based on the proportion which the area of the premises taken bears to the area of the premises immediately prior to the taking. Landlord shall be entitled to receive the entire award or awards in any condemnation proceeding without deduction for any estate vested in the tenant and the Tenant shall receive no part of any award or awards from Landlord or in the condemnation proceedings.

     16. SIGNS. Tenant shall not place any signs on the land or exterior of the building. Tenant's name and the location in the building shall be affixed to a directory board provided by the Landlord at Landlord's expense. Tenant may place a sign on the inside of the windows in their premises after Tenant has received written approval from the Landlord for the sign size, color, and style.

     17. DEFAULT. If Tenant shall fail to pay basic rent or any additional rent on the due date therefor or within five (5) days thereafter or if Tenant defaults in the performance of any of its other obligations under this Lease and fails to cure the default within thirty (30) days after receipt of written notice from Landlord, then Landlord may:

     (a) Cure any such default and any costs and expenses incurred by Landlord therefor shall be deemed additional rent to be paid by Tenant hereunder.

     (b) Enter and take possession of the premises without terminating this Lease and sublease the premises for the account of Tenant. Tenant shall be liable for the difference between the rent and other amounts paid by the sublessee and the rent and other amounts payable by Tenant hereunder and all reasonable expenses incurred in entering the premises and preparing it for such sublease.

     (c) Terminate this Lease without further notice and reenter the premises and remove all persons and any property therefrom, either by summary proceedings, ejectment or otherwise, and repossess the premises together with all additions, alterations, improvements and personal property, now or hereafter erected, maintained or located thereon. The Landlord shall have the right to take such action without being guilty of trespass. At any time and from time to time after such termination, Landlord may, at its option relet the premises or any part thereof, without notice to Tenant, upon such terms and conditions as landlord, in its sole discretion, deems advisable, and receive and collect the rents therefor, applying the same first to payment of all costs and expenses of reletting and then to payment of damages in amounts equal to the rental due hereunder and to the cost and expense of performing the other covenants of Tenant. Tenant agrees to pay Landlord the rent, additional rent and all other charges required to be paid by Tenant up to the time of termination of this lease. Thereafter, Tenant agrees to pay Landlord during the remainder of the term of this Lease, all rent and additional rent and all other charges required to be paid by Tenant under this Lease, less the net proceeds, if any, received from the reletting of the premises.

No remedy set forth in this paragraph 16 is intended to be exclusive of any other remedy, and every remedy shall be cumulative and in addition to every other remedy herein or now or hereafter existing at law, in equity or by statute. No delay or failure to exercise any right or power accruing upon a default under this Lease shall impair any such right or power accruing upon a default under this Lease shall impair any such right or power or shall be construed to be a waiver thereof.

     18. HOLDOVER. If Tenant remains in the premises beyond the expiration or earlier termination of the term of this Lease, the holding over shall not constitute a renewal or extension of this Lease. Any holding over by Tenant hereunder shall constitute a tenancy at will.

     19. NOTICES AND PAYMENTS. Any notice, document or payment required or permitted to be delivered or remitted hereunder or by law shall be deemed to be delivered or remitted, whether actually received or not, when deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, addressed to the parties hereto at the respective addresses set out below, or at such other address as they shall have specified by written notice delivered in accordance with the terms of this Lease:

LANDLORD: TENANT:

NORTH HILLS PROPERTIES, INC.            ENACT Health Management Systems
Post Office Box 17004                   421 Jacaranda Lane
Raleigh, North Carolina  27619          Palo Alto, CA  94306


     20. ASSIGNMENT AND SUBLETTING. Tenant shall not, by operation of law or otherwise, assign, mortgage, pledge, encumber or otherwise transfer any interest in this Lease, or sublet the premises or any part thereof, without the prior written consent of Landlord. Any assignment, sublease, mortgage, pledge, encumbrance or transfer by Tenant in contravention of this paragraph shall be void. The consent by Landlord to an assignment or subletting shall not in any way be construed to relieve Tenant from obtaining the express consent of the Landlord to any further assignment or subletting. Landlord shall be reasonable in providing its consent for such assignment or subletting.

     21. QUIET ENJOYMENT. Tenant shall have the peaceable and quiet possession of the premises for the term of this Lease provided the Tenant pays the rent and performs and observes the other covenants to be performed and kept by the Tenant hereunder. Tenant acknowledges that its peaceable and quiet possession of the premises may be disturbed by Landlord's up-fitting of certain areas of the building and Tenant hereby agrees that the Landlord's up-fitting work shall not constitute a breach of the covenants contained in this lease.

     22. SUBORDINATION. This Lease shall be subordinate and subject to all ground or underlying leases and all mortgages thereon and to all mortgages covering the fee of the building, or land, that now or may hereafter affect the building, or land, and to all renewals, modifications or replacements thereof. If the ground or underlying lessor and/or mortgagee or any successor in interest shall succeed to the rights of the Landlord under this Lease, whether through possession, surrender, assignment, subletting, judicial or foreclosure action, or delivery of a deed or otherwise, Tenant will attorn to and recognize the successor-landlord as Tenant's landlord and the successor-landlord will accept such attornment and recognize Tenant's rights of possession and use of the premises in accordance with the provisions of this Lease. This clause shall be self-operative and no further instrument of subordination shall be required.

     23. ESTOPPEL CERTIFICATE. Tenant agrees that upon occupancy and from time to time thereafter during the term of this Lease, Tenant will execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications that this Lease is in full force and effect as modified and stating the modifications); (ii) stating the dates to which the rent and other charges hereunder have been paid by Tenant; (iii) stating whether Tenant has knowledge that Landlord is in default in the performance of any covenant, agreement or condition contained in this lease, and, if the Tenant has knowledge of such a default, specifying each default and (iv) stating the address to which notices to Tenant shall be sent.

     24. MEMORANDUM OF LEASE. The parties shall, if requested by either, execute a memorandum of this Lease for recording purposes. The requesting party shall pay all costs of recording.

     25. BINDING AGREEMENT. This Lease shall bind and inure to the benefit of the parties hereto and their respective executors, distributees, heirs, representatives, successors and assigns.

     26. APPLICABLE LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of North Carolina.

     27. SEVERABILITY. If for any reason any provision of this Agreement is determined to be invalid, such invalidity shall not impair the operation of or effect those portions of this Agreement which are valid.

     28. SECURITY DEPOSIT. Upon the execution of this Lease, Tenant agrees to deposit with the Landlord the sum of $1,677.08 as security for Tenant's faithful performance of its obligations under this Lease (the "security deposit"). If Tenant defaults in the performance of any of the terms of this Lease, including the payment of basic rent or additional rent, Landlord may use, apply or retain the whole or any part of the security deposit to the extent required for the payment of any rent or additional rent or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect to any of the terms of this Lease.

     29. RELOCATION. Landlord hereby retains the right and power to relocate Tenant to a space in the building of comparable size to the premises upon thirty
(30) sixty (60) days prior written notice to the Tenant. All reasonable costs incurred by Tenant as a result of relocation under this paragraph 29 shall be paid by the Landlord. If Tenant does not wish to move to the Relocation Premises designated by Landlord, Tenant may terminate this Lease upon notice to Landlord within ten (10) days after Tenant receives relocation notice, and this Lease shall terminate sixty (60) days after receipt by Landlord of Tenant's election to terminate this Lease.

     30. ENTIRE AGREEMENT. This Lease contains the entire agreement of the parties and may not be modified except by an instrument in writing which is signed by both parties.


     IN WITNESS WHEREOF, this Lease has been duly executed by the parties hereto as of the day and year first above written.

ATTEST:                                 LANDLORD:
                                        NORTH HILLS PROPERTIES, INC.



                                    By: /s/ James A. Walker
________________________________    ---------------------------------------
Carol ter Wee, Secretary                James A. Walker, President

[CORPORATE SEAL}                        Address: 4224 Six Forks Road
                                                Raleigh, North Carolina  27609
                                    Date:
                                    ---------------------------------------

WITNESS:                                TENANT:
                                        ENACT HEALTH MANAGEMENT SYSTEMS


                                    By: /s/ Matthew Sanders
________________________________    ---------------------------------------
CFO                                     Matthew Sanders, President and CEO


                                         Address for notice prior to
                                        commencement date:

                                        421 Jacaranda Lane
                                        Palo Alto, CA  94306


                                    Date:  [10/23/95]
                                         ----------------------------------

                                  EXHIBIT "A"

                                   Floor Plan

Lease Agreement between North Hills Properties, Inc., as Landlord and Enact Health Management Systems, Tenant.


                                  EXHIBIT "B"

                               LEGAL DESCRIPTION

Being a tract of land within MacGregor Park which tract contains 21.0759 acres as fully shown and described on a map of same dated March 29, 1983, revised April 7, 1983 and entitled "Boundary Survey-MacGregor Park Shopping Center Site, Cary, Wake County, North Carolina: which map is recorded in the Office of the Register of Deeds of Wake County, North Carolina in Book of Maps 1983 Page 564 and being the same property as shown and fully described on a map dated May 6, 1983 by Runa A. Cooper, Land Surveyors, Cary, North Carolina which map is entitled "Property of North Hills Properties, Inc., Cary Wake County, North Carolina."

Lease Agreement between North Hills Properties, Inc., as Landlord and Enact Health Management Systems, Tenant.


                                  EXHIBIT "C"

                                Landlord's Work

LANDLORD'S WORK:

1. Landlord will paint and re-carpet the premises at its expense. Tenant may select paint color and carpet from selections available from Landlord.

2.   Landlord will provide Tenant two (2) gallons of paint for future use.

3. Landlord will leave the two (2) three (3) existing easel boards in the premises.

TENANT'S WORK:

1. Tenant will be responsible for their phone and phone lines, computer equipment and any computer cabling or wiring, and the installation of such equipment. In addition, Tenant shall be responsible for movable partitions, office furniture and any or all trade fixtures.

2. Tenant will construct two walls and install a door per plan shown on Exhibit A, and install a vanity cabinet in the restroom. All of Tenant's work shall be at Tenant's cost and expense.

3. Tenant will not be required to return premises to original configuration at end of lease term, but Tenant will be required to return premises to the condition as indicated on Exhibit A, page 12 of this Lease.

Lease Agreement between North Hills Properties, Inc., as Landlord and Enact Health Management Systems, Tenant.


                                   EXHIBIT D
                             Rules and Regulations


     1. The entrances, corridors, passages, stairways, and elevators shall be under the exclusive control of the Landlord and shall not be obstructed, nor used by the Tenant for any purpose other than ingress and egress to and from the leased premises.

     2. The Tenant shall neither place nor permit to be placed any signs, advertisements, notices in or upon any part of the building, except on the doors of the premises leased, or as approved in writing by Landlord and all such doorway signs shall be approved by the Landlord. All signs not approved in writing by the Landlord shall be subject to removal without notice.

     3. The Tenant shall not put up, nor operate, any engine, boiler, -dynamo of machinery of any kind nor carry any kind nor carry on any mechanical business in said premises, nor place any explosive therein, nor use any kerosene, oils, or burning fluids in said premises without first obtaining the written consent of the Landlord.

     4. If any tenant shall desire an iron safe for depositing valuables and securities, the Landlord shall have the right to prescribe its weight, size and proper position.

     5. No nails are to be driven, and premises are not to be defaced in any way, and no boring or cutting for wires or other purpose is to be done, and no change in electric fixtures or other appurtenances of premises is to be made without the written consent of the Landlord.

     6. If the Tenant desires telephonic or telegraphic connections, the Landlord will direct the electricians as to where and how the wires are to be introduced, and without such written directions, no boring for wires will be permitted.

     7. The leased premises shall not be used for the purpose of lodging or sleeping rooms, nor in any way to damage the reputation of the building and the Tenant shall not disturb, nor permit the disturbance of other tenants, by the use of musical instruments or any unseemly noises, nor by any interference whatever, and nothing shall be placed or permitted upon the outside window sills.

     8. No person or persons, other than employees of the building, shall be employed by the Tenant for the purpose of cleaning or taking care of said
premises without the written consent of the Landlord.   Any person or persons so
employed by Tenant (with the written consent of the Landlord) shall be subject to, and under the control and direction of, the Landlord in the use of the building and its facilities.

     9. the Landlord shall have the right to exclude or eject from the building animals of every kind, birds, bicycles, and all canvassers and other persons who conduct themselves in such manner as to be, in the judgment of the Landlord, an annoyance to the tenants or a detriment to the building.

                                  EXHIBIT "E"

                                 SIGN CRITERIA


I. It is the responsibility of the Tenant at his expense to provide the Leased Premises with an identification sign prior to opening for business.

II. Tenant will, prior to fabrication and installation of proposed sign, submit shop drawings to the Landlord for his approval.

                                                               NORTH HILLS, INC.
                                                               4224 SIX FORKS RD
                                                 PO BOX 17004, RALEIGH NC  27619
                                                 (919)787-2662 FAX (919)787-1923


                              October 12, 1995

Mr. Matthew Sanders
President and CEO
ENACT Health Management Systems
421 Jacaranda Lane
Palo Alto, CA  94306-1846


RE:  New Office Lease for MacGregor Village, Cary, North Carolina


Dear Mr. Sanders:

I am providing the following leases for your new office in Cary, North Carolina along with some instructions for expediting the documents:

1. Three (3) sets of originals are enclosed. I have added a new signature page, page 11. Please sign where indicated by the signature tab and have the Lease attested and sealed.

2. I have provided for you the original signature pages. You can destroy these.

3.   Is ENACT Health Management Systems, Inc. a California corporation?

4. I made a minor addition to the language on page 14; "But Tenant will be required to return premises to the condition as indicated on Exhibit A, page 12 of this lease." Please initial this change where indicated.

5. I have enclosed a pre-addressed overnight envelope for your convenience. Once you have signed, attested and sealed the leases and initialed page 14, please return to me.

I have already released our construction personnel to start the painting and carpeting work We look forward to having ENACT join us at MacGregor Village. Mr. Matthew Sanders
ENACT Health Management Systems
October 12, 195
Page Two



Please do not hesitate to contact me if you have any questions.


                              Sincerely,

                              NORTH HILLS, INC.


                              /s/ Jim Lepley
                              ------------------------
                              Jim Lepley
                              Vice President
                              Leasing


dmr
Enclosures

cc:  Mr. Gil Mott, w/o enclosure
     Ms. Melinda Hall, w/o enclosure